Exhibit 99.1

Avnet Reports Fourth Quarter and Fiscal 2023 Financial Results

Fiscal year 2023 sales of $26.5 billion and record diluted EPS of $8.26

Fourth quarter sales of $6.6 billion exceeded guidance

Electronic components fourth quarter operating income margin of 5.1%

PHOENIX – August 16, 2023 – Avnet, Inc. (Nasdaq: AVT) today announced results for its fourth quarter and fiscal year ended July 1, 2023.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “Our strong financial results in fiscal 2023 demonstrate the dedication and commitment of our employees in driving profitable growth. With the breadth of our supplier line card, our diversified customer base and the strength of the end markets they serve, we are well-positioned to capitalize on the industry growth expected over the next several years. Although we can’t control near-term market conditions, our team will continue to focus on executing well in the market.”

Fiscal Fourth Quarter Key Financial Highlights:

●	Sales of $6.6 billion up 2.9% year over year from $6.4 billion.
o	On a constant currency basis, sales increased 2.9% year over year.
●	Diluted earnings per share of $1.68, compared with $2.51 in the prior year quarter.
o	Adjusted diluted earnings per share of $2.06, compared with $2.07 in the prior year quarter.
o	Higher interest expense negatively impacted year-over-year adjusted diluted earnings per share by $0.39.
●	Operating income margin of 4.3%, decreased 14 basis points year over year.
o	Adjusted operating income margin of 4.8%, increased 26 basis points year over year.
o	Year-over-year adjusted operating income grew three times greater than sales.
●	Electronic Components operating income margin of 5.1%, increased 77 basis points year over year.
●	Farnell operating income margin of 8.1% decreased 90 basis points sequentially.
●	Generated $234.5 million of cash flow from operations during the quarter.
●	Returned $26.5 million to shareholders in dividends during the quarter.

Fiscal 2023 Key Financial Highlights:

●	Sales of $26.5 billion up 9.2% year over year from $24.3 billion.
o	On a constant currency basis, sales increased 13.4% year over year.
●	Diluted earnings per share of $8.26, compared with $6.94 in the prior year.
o	Adjusted diluted earnings per share of $8.06, compared with $6.93 in the prior year.
o	Higher interest expense negatively impacted year over year adjusted diluted earnings per share by $1.24.
●	Operating income margin of 4.5%, increased 61 basis points year over year.
o	Adjusted operating income margin of 4.6%, increased 55 basis points year over year.
o	Year-over-year adjusted operating income grew more than 2.5 times greater than sales.
●	Electronic Components operating income margin of 4.8%, increased 89 basis points year over year.
●	Farnell operating income margin of 9.5% decreased 388 basis points year over year.
●	Returned $106 million to shareholders in dividends during the fiscal year.
●	Returned $213 million to shareholders in the fiscal year from share repurchases, representing 5.3% of outstanding shares.

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 23	Jun – 22	Change Y/Y		Mar – 23	Change Q/Q
Sales	$6,554.6	$6,372.7	2.9%		$6,514.6	0.6%
Operating Income	$283.7	$284.7	(0.4)%		$313.6	(9.6)%
Operating Income Margin	4.3%	4.5%	(14)	bps	4.8%	(48)	bps
Diluted Earnings Per Share (EPS)	$1.68	$2.51	(33.1)%		$2.03	(17.2)%
Fourth Quarter Results (Non-GAAP)(1)
	Jun – 23	Jun – 22	Change Y/Y		Mar – 23	Change Q/Q
Adjusted Operating Income	$312.6	$287.6	8.7%		$314.5	(0.6)%
Adjusted Operating Income Margin	4.8%	4.5%	26	bps	4.8%	(6)	bps
Adjusted Diluted Earnings Per Share (EPS)	$2.06	$2.07	(0.5)%		$2.00	3.0%
Segment and Geographical Mix
	Jun – 23	Jun – 22	Change Y/Y		Mar – 23	Change Q/Q
Electronic Components (EC) Sales	$6,109.2	$5,930.4	3.0%		$6,059.6	0.8%
EC Operating Income Margin	5.1%	4.3%	77	bps	5.0%	4	bps
Farnell Sales	$445.4	$442.3	0.7%		$455.0	(2.1)%
Farnell Operating Income Margin	8.1%	14.2%	(614)	bps	9.0%	(90)	bps
Americas Sales	$1,732.7	$1,618.4	7.1%		$1,714.9	1.0%
EMEA Sales	$2,450.6	$2,064.0	18.7%		$2,393.4	2.4%
Asia Sales	$2,371.3	$2,690.3	(11.9)%		$2,406.3	(1.5)%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the First Quarter of Fiscal 2024 Ending on September 30, 2023

	Guidance Range	Midpoint
Sales	$6.15B – $6.45B	$6.30B
Adjusted Diluted EPS	$1.45 – $1.55	$1.50

The above guidance is based upon current market conditions and implies a sequential growth rate range of down 2% to down 6% and assumes a mix shift in sales to Asia from the Western regions.

The above guidance also excludes restructuring, integration and other expenses, amortization of intangibles, gains on legal settlements and certain income tax adjustments. The above guidance assumes similar interest expense to the fourth quarter and an effective tax rate of between 22% and 26%. The above guidance assumes 93 million average diluted shares outstanding and average currency exchange rates as shown in the table below:

	Q1 Fiscal
	2024	Q4 Fiscal	Q1 Fiscal
	Guidance	2023	2023
Euro to U.S. Dollar	$1.10	$1.09	$1.01
GBP to U.S. Dollar	$1.28	$1.25	$1.18

Today’s Conference Call and Webcast Details

Avnet will host a conference call and webcast today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its financial results, provide a business update and answer questions.

●	Live conference call: 877-407-8112 (domestic) or 201-689-8840 (international)
●	Conference call replay available through August 23, 2023: 877-660-6853 or 201-612-7415 and using Conference ID: 13740210
●	Live and archived webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations, and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates,” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 2, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: geopolitical events and military conflicts; pandemics and other health-related crises; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors, including supply shortages; relationships with key suppliers and allocations of products by suppliers, including increased non-cancellable/non-returnable orders; accounts receivable defaults; risks relating to the Company’s international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, sanctions and trade restrictions, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures, and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers, and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization, and relocation efforts; risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations, and upgrades; general economic and business conditions (domestic, foreign, and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity, and access to financing; constraints on employee retention and hiring; and legislative or regulatory changes.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for more than a century. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contact

InvestorRelations@Avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	July 1,	July 2,	July 1,	July 2,
	2023	2022	2023	2022

	(Thousands, except per share data)
Sales	$6,554,608	$6,372,653	$26,536,881	$24,310,708
Cost of sales	5,736,586	5,593,022	23,354,738	21,345,317
Gross profit	818,022	779,631	3,182,143	2,965,391
Selling, general and administrative expenses	506,322	494,943	1,967,305	1,994,847
Russian-Ukraine conflict related expenses	—	—	—	26,261
Restructuring, integration and other expenses	28,038	—	28,038	5,272
Operating income	283,662	284,688	1,186,800	939,011
Other income (expense), net	6,456	(6,160)	9,908	(5,302)
Interest and other financing expenses, net	(75,056)	(29,987)	(250,869)	(100,375)
Gain on legal settlements and other	(24,669)	—	37,037	—
Income before taxes	190,393	248,541	982,876	833,334
Income tax expense	35,138	1,718	212,048	140,955
Net income	$155,255	$246,823	$770,828	$692,379

Earnings per share:
Basic	$1.70	$2.54	$8.37	$7.02
Diluted	$1.68	$2.51	$8.26	$6.94

Shares used to compute earnings per share:
Basic	91,493	97,309	92,043	98,662
Diluted	92,626	98,387	93,368	99,819
Cash dividends paid per common share	$0.29	$0.26	$1.16	$1.00

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	July 1,	July 2,
	2023	2022

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$288,230	$153,693
Receivables	4,763,788	4,301,002
Inventories	5,465,031	4,244,148
Prepaid and other current assets	233,804	177,783
Total current assets	10,750,853	8,876,626
Property, plant and equipment, net	441,557	315,204
Goodwill	780,629	758,833
Operating lease assets	221,698	227,138
Other assets	282,422	210,731
Total assets	$12,477,159	$10,388,532

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$70,636	$174,422
Accounts payable	3,373,820	3,431,683
Accrued expenses and other	753,130	591,020
Short-term operating lease liabilities	51,792	54,529
Total current liabilities	4,249,378	4,251,654
Long-term debt	2,988,029	1,437,400
Long-term operating lease liabilities	190,621	199,418
Other liabilities	297,462	307,300
Total liabilities	7,725,490	6,195,772
Shareholders’ equity	4,751,669	4,192,760
Total liabilities and shareholders’ equity	$12,477,159	$10,388,532

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	July 1, 2023	July 2, 2022

	(Thousands)
Cash flows from operating activities:
Net income	$770,828	$692,379

Non-cash and other reconciling items:
Depreciation	82,565	87,367
Amortization	6,048	14,959
Amortization of operating lease assets	54,392	52,881
Deferred income taxes	(37,060)	(52,513)
Stock-based compensation	38,781	36,738
Other, net	52,142	34,116
Changes in (net of effects from businesses acquired and divested):
Receivables	(461,117)	(1,132,039)
Inventories	(1,173,124)	(1,218,871)
Accounts payable	(75,943)	1,131,225
Accrued expenses and other, net	28,785	134,448
Net cash flows used for operating activities	(713,703)	(219,310)

Cash flows from financing activities:
Issuance of notes, net of discounts	498,615	299,973
Repayments of public notes	—	(354,336)
Borrowings under accounts receivable securitization, net	258,000	274,900
Borrowings under senior unsecured credit facility, net	728,182	—
Borrowings (repayments) under bank credit facilities and other debt, net	(96,209)	235,047
Repurchases of common stock	(221,730)	(184,382)
Dividends paid on common stock	(106,325)	(98,490)
Other, net	(5,777)	(16,653)
Net cash flows provided by financing activities	1,054,756	156,059

Cash flows from investing activities:
Purchases of property, plant and equipment	(194,674)	(48,900)
Proceeds from liquidation of Company owned life insurance policies	—	90,384
Other, net	(16,877)	9,815
Net cash flows (used for) provided by investing activities	(211,551)	51,299
Effect of currency exchange rate changes on cash and cash equivalents	5,035	(34,046)
Cash and cash equivalents:
— increase (decrease)	134,537	(45,998)
— at beginning of period	153,693	199,691
— at end of period	$288,230	$153,693

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), and (vi) adjusted diluted earnings per share.

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes sales in constant currency is a useful measure for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, Russian-Ukraine conflict related expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, Russian-Ukraine conflict related expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings per share adjusted for the impact of the items described above, gain on legal settlements and other, and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

		Quarters Ended
	Fiscal Year	July 1,	April 1,	December 31,	October 1,
	2023*	2023*	2023	2022	2022

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,967,305	$506,322	$498,219	$485,127	$477,636
Amortization of intangible assets and other	(6,053)	(878)	(876)	(1,541)	(2,759)
Adjusted operating expenses	1,961,252	505,444	497,343	483,586	474,877

GAAP operating income	$1,186,800	$283,662	$313,629	$298,973	$290,537
Restructuring, integration and other expenses	28,038	28,038	—	—	—
Amortization of intangible assets and other	6,053	878	876	1,541	2,759
Adjusted operating income	1,220,891	312,578	314,505	300,514	293,296

GAAP income before income taxes	$982,876	$190,393	$243,587	$303,134	$245,762
Restructuring, integration and other expenses	28,038	28,038	—	—	—
Amortization of intangible assets and other	6,053	878	876	1,541	2,759
Gain on legal settlements and other	(37,037)	24,669	—	(61,705)	—
Adjusted income before income taxes	979,931	243,978	244,463	242,970	248,521

GAAP income tax expense	$212,048	$35,138	$56,161	$59,248	$61,501
Restructuring, integration and other expenses	6,007	6,007	—	—	—
Amortization of intangible assets and other	1,360	207	203	345	605
Gain on legal settlements and other	(8,711)	5,828	—	(14,539)	—
Income tax expense items, net	16,453	5,583	3,529	12,287	(4,946)
Adjusted income tax expense	227,157	52,763	59,893	57,341	57,160

GAAP net income	$770,828	$155,255	$187,426	$243,886	$184,261
Restructuring, integration and other expenses (net of tax)	22,031	22,031	—	—	—
Amortization of intangible assets and other (net of tax)	4,693	671	673	1,196	2,154
Gain on legal settlements and other (net of tax)	(28,326)	18,841	—	(47,166)	—
Income tax expense items, net	(16,453)	(5,583)	(3,529)	(12,287)	4,946
Adjusted net income	752,774	191,215	184,570	185,629	191,361

GAAP diluted earnings per share	$8.26	$1.68	$2.03	$2.63	$1.93
Restructuring, integration and other expenses (net of tax)	0.24	0.24	—	—	—
Amortization of intangible assets and other (net of tax)	0.05	0.01	0.01	0.01	0.02
Gain on legal settlements and other (net of tax)	(0.31)	0.20	—	(0.51)	—
Income tax expense items, net	(0.18)	(0.06)	(0.04)	(0.13)	0.05
Adjusted diluted EPS	8.06	2.06	2.00	2.00	2.00

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022*	2022*	2021*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,994,847	$494,943	$512,364	$501,363	$486,178
Amortization of intangible assets and other	(15,038)	(2,929)	(3,074)	(3,796)	(5,239)
Adjusted operating expenses	1,979,809	492,014	509,290	497,567	480,939

GAAP operating income	$939,011	$284,688	$274,408	$211,672	$168,243
Restructuring, integration and other expenses	5,272	—	—	—	5,272
Russian-Ukraine conflict related expenses	26,261	—	26,261	—	—
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Adjusted operating income	985,582	287,617	303,743	215,468	178,754

GAAP income before income taxes	$833,334	$248,541	$248,025	$191,779	$144,990
Restructuring, integration and other expenses	5,272	—	—	—	5,272
Russian-Ukraine conflict related expenses	26,261	—	26,261	—	—
Amortization of intangible assets and other	15,038	2,929	3,074	3,796	5,239
Other expenses	4,935	4,494	—	—	441
Adjusted income before income taxes	884,840	255,964	277,360	195,575	155,942

GAAP income tax expense	$140,955	$1,718	$64,608	$40,958	$33,672
Restructuring, integration and other expenses	1,012	—	—	—	1,012
Russian-Ukraine conflict related expenses	6,836	—	6,836	—	—
Amortization of intangible assets and other	3,080	711	667	704	998
Other expenses	1,092	956	—	—	136
Income tax benefit (expense) items, net	40,376	49,142	(8,613)	2,917	(3,070)
Adjusted income tax expense	193,351	52,527	63,498	44,579	32,748

GAAP net income	$692,379	$246,823	$183,417	$150,821	$111,318
Restructuring, integration and other expenses (net of tax)	4,260	—	—	—	4,260
Russian-Ukraine conflict related expenses (net of tax)	19,425	—	19,425	—	—
Amortization of intangible assets and other (net of tax)	11,958	2,218	2,407	3,092	4,241
Other expenses (net of tax)	3,843	3,538	—	—	305
Income tax (benefit) expense items, net	(40,376)	(49,142)	8,613	(2,917)	3,070
Adjusted net income	691,489	203,437	213,862	150,996	123,194

GAAP diluted earnings per share	$6.94	$2.51	$1.84	$1.50	$1.10
Restructuring, integration and other expenses (net of tax)	0.04	—	—	—	0.04
Russian-Ukraine conflict related expenses (net of tax)	0.19	—	0.20	—	—
Amortization of intangible assets and other (net of tax)	0.12	0.02	0.02	0.03	0.04
Other expenses (net of tax)	0.04	0.04	—	—	0.00
Income tax (benefit) expense items, net	(0.40)	(0.50)	0.09	(0.03)	0.03
Adjusted diluted EPS	6.93	2.07	2.15	1.51	1.22

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year.

Sales in Constant Currency

The following table presents reported sales growth rates and sales growth rates in constant currency for the fourth quarter and full year of fiscal 2023 compared to the fourth quarter and full year of fiscal 2022.

	Quarter Ended				Years Ended
		Sales				Sales
		Year-Year %		Sales Sequential %		Year-Year %
	Sales	Change in	Sales	Change in	Sales	Change in
	Year-Year	Constant	Sequential	Constant	Year-Year	Constant
	% Change	Currency	% Change	Currency	% Change	Currency
Avnet	2.9%	2.9%	0.6%	0.4%	9.2%	13.4%
Avnet by region
Americas	7.1%	7.1%	1.0%	1.0%	15.5%	15.5%
EMEA	18.7	17.1	2.4	1.0	17.8	27.0
Asia	(11.9)	(10.6)	(1.5)	(0.7)	(0.7)	1.9
Avnet by segment
EC	3.0%	3.1%	0.8%	0.6%	10.2%	14.4%
Farnell	0.7	1.0	(2.1)	(2.9)	(4.0)	0.9

Historical Segment Financial Information

		Quarters Ended
	Fiscal	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Year	July 1,	April 1,	December 31,	October 1,
	2023*	2023	2023	2022	2022
	(in millions)
Sales:
Electronic Components	$24,802.6	$6,109.2	$6,059.6	$6,309.5	$6,324.2
Farnell	1,734.3	445.4	455.0	408.0	425.9
Avnet sales	$26,536.9	$6,554.6	$6,514.6	$6,717.5	$6,750.1

Operating income:
Electronic Components	$1,179.6	$310.4	$305.2	$296.7	$267.3
Farnell	165.5	36.1	40.9	36.9	51.6
	1,345.1	346.5	346.1	333.6	318.9
Corporate expenses	(124.2)	(33.9)	(31.6)	(33.1)	(25.6)
Restructuring, integration and other expenses	(28.0)	(28.0)	—	—	—
Amortization of acquired intangible assets and other	(6.1)	(0.9)	(0.9)	(1.5)	(2.8)
Avnet operating income	$1,186.8	$283.7	$313.6	$299.0	$290.5

Sales by geographic area:
Americas	$6,807.7	$1,732.7	$1,714.9	$1,681.2	$1,678.9
EMEA	9,229.4	2,450.6	2,393.4	2,255.9	2,129.5
Asia	10,499.8	2,371.3	2,406.3	2,780.4	2,941.7
Avnet sales	$26,536.9	$6,554.6	$6,514.6	$6,717.5	$6,750.1

* May not foot/cross foot due to rounding.

		Fiscal Year 2022
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 2,	April 2,	January 1,	October 2,
	2022*	2022*	2022	2022	2021

	(in millions)
Sales:
Electronic Components	$22,503.3	$5,930.4	$6,019.1	$5,424.3	$5,129.5
Farnell	1,807.4	442.3	469.0	440.9	455.2
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

Operating income:
Electronic Components	$872.0	$255.6	$265.0	$188.9	$162.4
Farnell	242.5	62.9	69.8	60.2	49.6
	1,114.5	318.5	334.8	249.1	212.0
Corporate expenses	(128.9)	(30.9)	(31.1)	(33.6)	(33.3)
Restructuring, integration and other expenses	(5.3)	—	—	—	(5.3)
Russian-Ukraine conflict related expenses	(26.3)	—	(26.3)	—	—
Amortization of acquired intangible assets and other	(15.0)	(2.9)	(3.1)	(3.8)	(5.2)
Avnet operating income	$939.0	$284.7	$274.4	$211.7	$168.2

Sales by geographic area:
Americas	$5,896.0	$1,618.4	$1,627.2	$1,391.5	$1,258.8
EMEA	7,838.1	2,064.0	2,185.7	1,840.8	1,747.6
Asia	10,576.6	2,690.3	2,675.2	2,632.9	2,578.3
Avnet sales	$24,310.7	$6,372.7	$6,488.1	$5,865.2	$5,584.7

* May not foot/cross foot due to rounding.

Guidance Reconciliation

There are no significant differences expected between the above adjusted diluted earnings per share guidance and GAAP diluted earnings per share guidance for the first quarter of fiscal 2024.